UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2018

Denali Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38311	46-3872213
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 Oyster Point Blvd., 2nd Floor

South San Francisco, California 94080

(Address of principal executive offices, including zip code)

(650) 866-8548

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last reports)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.02	Results of Operations and Financial Condition.

On March 19, 2018, Denali Therapeutics Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter and full year ended December 31, 2017. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

All of the information furnished in this Item 2.02 and Item 9.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2018, Mr. Peter Klein was appointed to the Company’s Board of Directors (the “Board”) and to the Audit Committee of the Board (the “Audit Committee”), for which he will serve as chair. Mr. Klein will serve as a Class II director, with a term expiring at the Company’s 2019 annual meeting of stockholders.

Mr. Klein, 55, served as Chief Financial Officer of William Morris Endeavor Entertainment, LLC (“WME”), a marketing firm, from January 2014 to June 2014. Prior to joining WME, Mr. Klein spent over 11 years at Microsoft Corporation, including serving as Chief Financial Officer from November 2009 until May 2013. Mr. Klein currently serves on the boards of directors of F5 Networks Inc., a software company, and Apptio, Inc., a software company. Mr. Klein holds a B.A. in history from Yale University and an M.B.A. from the University of Washington.

In accordance with Company policy, Mr. Klein will receive annual cash compensation of $40,000 for his services as a member of the Board and an additional $15,000 per year for service as chair of the Audit Committee, each payable quarterly in arrears on a pro-rata basis, and on March 16, 2018, Mr. Klein was automatically granted an option to purchase common stock with a grant date value of $600,000, which shall vest as to 25% of the shares on the one year anniversary of the grant date and as to 1/48th of the shares on each monthly anniversary of the grant date thereafter, provided that he remains a service provider through the applicable vesting date.

Mr. Klein will be eligible for equity awards on the same terms as other continuing non-employee members of the Board. Currently, Company policy provides that on the date of each annual meeting of stockholders, each non-employee director who has been a director for six months or more on the date of the annual meeting will automatically be granted an option to purchase common stock having a grant date value equal to $350,000. Each annual option award will vest fully on the earlier of the one year anniversary of the grant date or the day prior to the next annual meeting of stockholders held after the grant date, in each case provided that such director remains a service provider through the applicable vesting date.

Mr. Klein also executed the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-221522) filed with the Securities and Exchange Commission on December 7, 2017.

There is no arrangement or understanding between Mr. Klein and any other persons pursuant to which Mr. Klein was elected as a director. In addition, Mr. Klein is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On March 19, 2018, the Company issued a press release announcing Mr. Klein’s appointment as a director. The press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated March 19, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENALI THERAPEUTICS INC.

Date: March 19, 2018	By:	/s/ Steve E. Krognes
Steve E. Krognes Chief Financial Officer